EXHIBIT 31.3

CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)/15d-14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John R. Hart, certify that:

1.	I have reviewed this annual report on Form 10-K/A of PICO Holdings, Inc. (the “Registrant”);

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Intentionally omitted.

4.	Intentionally omitted.

5.	Intentionally omitted.

Date: April 11, 2007

/s/ John R. Hart
John R. Hart
President and Chief Executive Officer